UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2019

MAGELLAN MIDSTREAM PARTNERS, L.P.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (918) 574-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 25, 2019, Magellan Midstream Partners, L.P. (the "Partnership") held its Annual Meeting of Limited Partners ("Annual Meeting") pursuant to due notice. Holders of a total of 211,096,147 common units, or 92.42% of the Partnership’s common units outstanding, were present in person or by proxy at the Annual Meeting. The voting results follow:

1.	Three Class II directors of the Partnership’s general partner’s board of directors were elected to serve until the 2022 Annual Meeting by the following votes:

Director	For	Withheld

Walter R. Arnheim	139,942,704	2,818,310
Lori A. Gobillot	140,773,401	1,987,613
Edward J. Guay	140,547,572	2,213,442

2.	The following resolution regarding executive compensation was approved by the following votes:
RESOLVED that the unitholders of Magellan Midstream Partners, L.P. (the "Partnership") approve, on an advisory basis, the compensation of the Partnership’s named executive officers, as described in the section in the proxy statement entitled "Compensation of Directors and Executive Officers," in accordance with the compensation disclosure rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narratives accompanying the tables).

For	Against	Abstain

136,462,976	4,533,728	1,764,310

3.	The appointment of Ernst & Young LLP to audit the Partnership's 2019 financial statements was ratified by the following votes:

For	Against	Abstain

205,315,739	5,166,934	613,474

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Magellan Midstream Partners, L.P.

By: Magellan GP, LLC, its general partner
Date: April 29, 2019                    By: /s/ Suzanne H. Costin
Suzanne H. Costin
Vice President & Corporate Secretary